PROSPER

Third Quarter 2018
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

6	Consolidated Statements of Operations

7	Consolidated Balance Sheets

8	Schedule 1 - Funds From Operations and Core Funds From Operations

10	Schedule 2 - Other Non-GAAP Financial Measurements

11	Schedule 3 - Portfolio Summary

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Same Store Performance Summary

19	Schedule 6 - Reconciliation of Same Store Data and Net Operating Income to Net Income

20	Schedule 7 - Selected Financial Information

21	Glossary

November 1, 2018

National Storage Affiliates Trust Reports Third Quarter 2018 Results

GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2018 results.
Third Quarter 2018 Highlights

•	Earnings per share was $0.03 for the third quarter of 2018.

•	Core funds from operations ("Core FFO") was $0.36 per share for the third quarter of 2018, an increase of 9.1% compared to the third quarter of 2017.

•
Same store net operating income ("NOI") was $44.4 million for the third quarter of 2018, an increase of 5.0% compared to $42.3 million for the third quarter of 2017, driven by a 4.0% increase in same store total revenues and a 2.0% increase in same store property operating expenses.

•	Completed an offering of 5,900,000 common shares resulting in net proceeds of approximately $176 million.

•
Formed a new joint venture (the "2018 Joint Venture"), with NSA as a 25% owner, which acquired a $1.3 billion portfolio of self storage properties from Simply Self Storage, a portfolio company of a private real estate fund managed by Brookfield Asset Management.

•	Subsequent to quarter end, added Southern Self Storage of Palm Beach Gardens, Florida as NSA’s ninth Participating Regional Operator (“PRO”).
Arlen Nordhagen, Chairman and Chief Executive Officer, commented, "Third quarter 2018 was a transformational growth period for NSA with our new 2018 Joint Venture and its successful acquisition of the Simply Self Storage portfolio. The integration of these new properties under our iStorage brand and management platform is progressing well, and we couldn't be more excited about these properties and team members joining NSA. In addition, the Company invested $107 million in wholly-owned properties in the third quarter, six of which are located in Puerto Rico and seven of which are located in NSA's existing U.S. markets. Finally, we are extremely pleased to announce that we have entered into agreements to add our ninth PRO, Southern Self Storage, which is led by Bob McIntosh and Peter Cowie, who are active real estate operators with more than 30 years of self storage industry experience."
Tamara Fischer, President and Chief Financial Officer, added, "Operating results for the third quarter 2018 were in-line with our expectations with a 5.0% increase in same store NOI driven by solid rental rate increases across several key markets. These operating results combined with the growth of our portfolio over the past year generated a 9.1% increase in third quarter 2018 Core FFO per share. During the third quarter, NSA invested over a quarter of a billion dollars in our joint ventures and wholly-owned self storage property acquisitions. With the completion of our follow-on common share offering in July, we continue to maintain the financial flexibility to successfully finish out 2018 and look ahead to another strong year in 2019."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Growth	2018	2017	Growth
Net income	$16,829	$11,226	49.9%	$41,843	$33,983	23.1%

Funds From Operations ("FFO")(1)	$31,083	$23,650	31.4%	$84,177	$67,102	25.4%
Add back acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	141	140	0.7%	471	472	(0.2)%
Core FFO(1)	$31,224	$23,790	31.2%	$84,648	$67,574	25.3%

Earnings (loss) per share - basic and diluted	$0.03	$0.03	—	$0.25	$0.09	177.8%

FFO per share and unit(1)	$0.36	$0.32	12.5%	$1.01	$0.92	9.8%
Core FFO per share and unit(1)	$0.36	$0.33	9.1%	$1.01	$0.93	8.6%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $5.6 million for the third quarter of 2018 and increased $7.9 million year-to-date as compared to the same periods in 2017. The increase was primarily the result of incremental NOI generated from 81 self storage properties acquired between October 1, 2017 and September 30, 2018 and same store NOI growth, partially offset by increases in depreciation and amortization and interest expense.
Third quarter 2018 basic and diluted earnings per share remained flat at $0.03 per share and for the nine months ended September 30, 2018 ("year-to-date") basic and diluted earnings per share increased $0.16 per share. The increases in year-to-date basic and diluted earnings per share resulted from decreases in net income attributable to noncontrolling interests as compared to the same period in 2017, due to the allocation of net income to noncontrolling interests pursuant to GAAP. Additional information on NSA's allocation of net income (loss) can be found in the Glossary to the supplemental financial information under "Hypothetical Liquidation at Book Value Method."
Third quarter 2018 FFO per share increased 12.5% and Core FFO per share increased 9.1%, and year-to date FFO per share increased 9.8% and Core FFO per share increased 8.6%. The increases in FFO and Core FFO were primarily the result of incremental NOI from 81 self storage properties acquired between October 1, 2017 and September 30, 2018 and same store NOI growth, partially offset by higher interest expense and the payment of dividends on preferred shares issued during the fourth quarter of 2017 to fund the Company's growth.

Same Store Operating Results (376 Properties)

($ in thousands, except per square foot data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Growth	2018	2017	Growth
Total rental and other property-related revenue	$64,640	$62,140	4.0%	$187,860	$180,718	4.0%
Property operating expenses	20,237	19,835	2.0%	59,713	58,092	2.8%
Net Operating Income (NOI)	$44,403	$42,305	5.0%	$128,147	$122,626	4.5%
NOI Margin	68.7%	68.1%	0.6%	68.2%	67.9%	0.3%

Average Occupancy	90.3%	90.4%	(0.1)%	89.3%	89.4%	(0.1)%
Average Annualized Rental Revenue Per Occupied Square Foot	$12.15	$11.70	3.8%	$11.91	$11.47	3.8%
Year-over-year same store total revenues increased 4.0% for the third quarter of 2018 and year-to-date. The increases in both periods were driven primarily by a 3.8% increase in average annualized rental revenue per occupied square foot partially offset by a 10 basis point decrease in average occupancy.
Year-over-year same store property operating expenses increased 2.0% for the third quarter of 2018 and 2.8% year-to-date. These increases primarily resulted from increases in property taxes and personnel costs.
Investment Activity
During the third quarter of 2018, NSA formed the 2018 Joint Venture with an affiliate of Heitman America Real Estate REIT LLC (the "2018 JV Investor"). The 2018 Joint Venture was capitalized with approximately $639.7 million in equity (approximately $159.9 million from NSA in exchange for a 25% ownership interest and approximately $479.8 million from the 2018 JV Investor in exchange for a 75% ownership interest) and proceeds from a $643.0 million interest-only secured debt financing with an interest rate of 4.34% per annum and a maturity of 10 years.
In September, the 2018 Joint Venture completed the acquisition of a portfolio of 112 self storage properties located across 17 states and Puerto Rico, consisting of over 8 million rentable square feet configured in over 68,000 storage units for an aggregate purchase price of approximately $1.325 billion (the "2018 JV Acquisition"). Immediately following the closing of the 2018 JV Acquisition, the 2018 Joint Venture distributed six self storage properties in the 2018 JV Acquisition located in Puerto Rico and a single self storage property located in Ohio to NSA. Substantially all of the properties that remain in the 2018 Joint Venture are operated by NSA's management platform under the iStorage brand. Additional information about the 2018 Joint Venture and the 2018 JV Acquisition are available on NSA's website at www.nationalstorageaffiliates.com under Investor Relations > Corporate Presentations.
In addition to the seven self storage properties acquired by NSA from the 2018 Joint Venture discussed above, during the third quarter of 2018, NSA also acquired six wholly-owned self storage properties located in six states. In total, these 13 self storage properties consist of approximately 0.9 million rentable square feet configured in approximately 8,000 storage units. Consideration for these acquisitions included approximately $102.0 million of net cash, the issuance of approximately $3.7 million of OP equity and the assumption of approximately $0.9 million of other working capital liabilities.
During the third quarter of 2018, NSA's 2016 Joint Venture acquired two self storage properties and an expansion project adjacent to an existing property, consisting of approximately 0.1 million rentable square feet configured in approximately 900 storage units for $19.0 million. The 2016 Joint Venture financed these acquisitions with capital contributions from the 2016 Joint Venture members, of which NSA contributed approximately $4.9 million for its 25% proportionate share.

Balance Sheet
NSA completed an offering of 5,900,000 common shares in July 2018. The shares were issued at a price of $29.86 per share, resulting in net proceeds of approximately $176 million. The Company used a portion of the proceeds from this offering to repay borrowings outstanding under its revolving line of credit and to make capital contributions to the 2018 Joint Venture.
Common Share Dividends
On August 23, 2018, NSA's Board of Trustees declared a quarterly cash dividend of $0.29 per common share, which was paid on September 28, 2018 to shareholders of record as of September 14, 2018.
2018 Guidance
Although NSA expects certain assumptions included in its previously provided guidance to be affected by the formation of the 2018 Joint Venture, closing of the 2018 JV Acquisition, and the dilution due to the July 2018 equity issuance, NSA reaffirms its previously provided guidance estimate for Core FFO per share for the year ended December 31, 2018.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 1, 2018.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 11:00am Eastern Time on Friday, November 2, 2018 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Friday, November 2, 2018, 11:00am ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014

Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13646795
A replay of the call will be available for one week through Friday, November 9, 2018. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the Nareit REITworld 2018 Annual Conference on November 7-8, 2018 in San Francisco, California.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 669 self storage properties located in 34 states and Puerto Rico with approximately 42.5 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract, our ability to execute on our acquisition pipeline; the timing of acquisitions under contract; and the Company's guidance estimates for the year ended December 31, 2018. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUE
Rental revenue	$79,547	$64,715	$226,577	$182,713
Other property-related revenue	2,687	2,145	7,557	6,071
Management fees and other revenue	3,148	1,998	7,464	5,978
Total revenue	85,382	68,858	241,598	194,762
OPERATING EXPENSES
Property operating expenses	26,552	21,618	76,962	61,170
General and administrative expenses	8,848	7,480	25,614	22,066
Depreciation and amortization	22,469	18,463	66,226	54,946
Total operating expenses	57,869	47,561	168,802	138,182
Income from operations	27,513	21,297	72,796	56,580
OTHER (EXPENSE) INCOME
Interest expense	(10,656)	(9,157)	(30,763)	(24,788)
Equity in earnings (losses) of unconsolidated real estate ventures	242	(710)	290	(2,260)
Acquisition costs	(141)	(139)	(471)	(450)
Non-operating income (expense)	153	(9)	69	(75)
Gain on sale of self storage properties	—	106	391	5,743
Other expense	(10,402)	(9,909)	(30,484)	(21,830)
Income before income taxes	17,111	11,388	42,312	34,750
Income tax expense	(282)	(162)	(469)	(767)
Net income	16,829	11,226	41,843	33,983
Net income attributable to noncontrolling interests	(12,435)	(9,955)	(21,098)	(29,790)
Net income attributable to National Storage Affiliates Trust	4,394	1,271	20,745	4,193
Distributions to preferred shareholders	(2,588)	—	(7,763)	—
Net income attributable to common shareholders	$1,806	$1,271	$12,982	$4,193

Earnings (loss) per share - basic and diluted	$0.03	$0.03	$0.25	$0.09

Weighted average shares outstanding - basic and diluted	55,722	44,269	52,189	43,967

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Real estate
Self storage properties	$2,584,066	$2,275,233
Less accumulated depreciation	(226,086)	(170,358)
Self storage properties, net	2,357,980	2,104,875
Cash and cash equivalents	15,045	13,366
Restricted cash	4,704	3,041
Debt issuance costs, net	1,503	2,185
Investment in unconsolidated real estate ventures	250,769	89,093
Other assets, net	85,417	52,615
Assets held for sale	—	1,555
Total assets	$2,715,418	$2,266,730
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,229,241	$958,097
Accounts payable and accrued liabilities	36,036	24,459
Deferred revenue	15,787	12,687
Total liabilities	1,281,064	995,243
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 6,900,000 issued and outstanding at September 30, 2018 and December 31, 2017, at liquidation preference	172,500	172,500
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 56,555,690 and 50,284,934 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	565	503
Additional paid-in capital	842,679	711,467
Distributions in excess of earnings	(87,903)	(55,729)
Accumulated other comprehensive income	22,679	12,282
Total shareholders' equity	950,520	841,023
Noncontrolling interests	483,834	430,464
Total equity	1,434,354	1,271,487
Total liabilities and equity	$2,715,418	$2,266,730

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$16,829	$11,226	$41,843	$33,983
Add (subtract):
Real estate depreciation and amortization	22,164	18,187	65,332	53,773
Company's share of unconsolidated real estate venture real estate depreciation and amortization	1,954	2,042	4,709	5,832
Gain on sale of self storage properties	—	(106)	(391)	(5,743)
Company's share of unconsolidated real estate venture loss on sale of properties	205	—	205	—
Distributions to preferred shareholders and unitholders	(2,711)	—	(8,106)	—
FFO attributable to subordinated performance unitholders (1)	(7,358)	(7,699)	(19,415)	(20,743)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	31,083	23,650	84,177	67,102
Add:
Acquisition costs	141	139	471	450
Company's share of unconsolidated real estate venture acquisition costs	—	1	—	22
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$31,224	$23,790	$84,648	$67,574

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	55,722	44,269	52,189	43,967
Weighted average restricted common shares outstanding	29	27	30	24
Weighted average OP units outstanding	28,910	26,361	29,009	25,984
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,835	1,835	1,835
Weighted average LTIP units outstanding	715	603	689	1,095
Total weighted average shares and units outstanding - FFO and Core FFO	87,211	73,095	83,752	72,905

FFO per share and unit	$0.36	$0.32	$1.01	$0.92
Core FFO per share and unit	$0.36	$0.33	$1.01	$0.93

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Earnings (loss) per share - diluted	$0.03	$0.03	$0.25	$0.09
Impact of the difference in weighted average number of shares(3)	—	(0.02)	(0.10)	(0.04)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.14	0.14	0.25	0.41
Add real estate depreciation and amortization	0.25	0.25	0.78	0.74
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.02	0.03	0.06	0.08
Subtract gain on sale of self storage properties	—	—	—	(0.08)
FFO attributable to subordinated performance unitholders	(0.08)	(0.11)	(0.23)	(0.28)
FFO per share and unit	0.36	0.32	1.01	0.92
Add acquisition costs and Company's share of unconsolidated real estate venture acquisition costs	—	0.01	—	0.01
Core FFO per share and unit	$0.36	$0.33	$1.01	$0.93

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$16,829	$11,226	$41,843	$33,983
(Subtract) add:
Management fees and other revenue	(3,148)	(1,998)	(7,464)	(5,978)
General and administrative expenses	8,848	7,480	25,614	22,066
Depreciation and amortization	22,469	18,463	66,226	54,946
Interest expense	10,656	9,157	30,763	24,788
Equity in (earnings) losses of unconsolidated real estate ventures	(242)	710	(290)	2,260
Acquisition costs	141	139	471	450
Income tax expense	282	162	469	767
Gain on sale of self storage properties	—	(106)	(391)	(5,743)
Non-operating (income) expense	(153)	9	(69)	75
Net Operating Income	$55,682	$45,242	$157,172	$127,614

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$16,829	$11,226	$41,843	$33,983
Add:
Depreciation and amortization	22,469	18,463	66,226	54,946
Company's share of unconsolidated real estate venture depreciation and amortization	1,954	2,042	4,709	5,832
Interest expense	10,656	9,157	30,763	24,788
Income tax expense	282	162	469	767
EBITDA	52,190	41,050	144,010	120,316
Add (subtract):
Acquisition costs	141	139	471	450
Company's share of unconsolidated real estate venture acquisition costs	—	1	—	22
Gain on sale of self storage properties	—	(106)	(391)	(5,743)
Company's share of unconsolidated real estate venture loss on sale of properties	205	—	205	—
Equity-based compensation expense(1)	1,022	921	2,808	2,844
Adjusted EBITDA	$53,558	$42,005	$147,103	$117,889

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in NSA's consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
(dollars in thousands) (unaudited)

Total Consolidated and Unconsolidated Property Portfolio

	Stores at Period End September 30,		Units at Period End September 30,		Rentable Square Feet at Period End September 30,		Occupancy at Period End September 30,
State/Territories	2018	2017	2018	2017	2018	2017	2018	2017	Growth
California	83	80	49,565	48,118	6,226,537	6,071,309	90.6%	92.0%	(1.4)%
Texas	60	54	24,139	21,375	3,416,598	3,069,882	89.5%	89.6%	(0.1)%
Oregon	59	56	23,873	22,724	3,042,644	2,866,738	85.8%	89.3%	(3.5)%
Georgia	34	21	14,069	7,381	1,898,150	985,053	87.8%	93.9%	(6.1)%
Florida	32	28	22,748	20,513	2,267,969	1,942,173	87.4%	87.9%	(0.5)%
Oklahoma	30	30	13,875	13,934	1,902,947	1,903,204	86.2%	86.3%	(0.1)%
North Carolina	30	29	13,340	13,104	1,642,134	1,599,784	93.4%	91.8%	1.6%
Arizona	29	16	16,060	9,101	1,825,688	1,061,929	88.0%	90.1%	(2.1)%
Indiana	16	14	8,789	7,844	1,134,980	1,007,545	91.4%	85.0%	6.4%
Kansas	16	—	5,740	—	763,249	—	84.4%	—	—
Washington	15	15	4,950	5,065	624,046	644,700	87.9%	91.7%	(3.8)%
Louisiana	14	10	6,326	4,520	859,169	630,023	83.5%	84.4%	(0.9)%
Nevada	12	11	6,416	5,754	795,161	727,352	94.0%	94.2%	(0.2)%
Colorado	11	10	5,057	4,634	615,613	564,359	90.6%	95.0%	(4.4)%
New Hampshire	10	10	4,188	4,187	509,720	509,125	91.3%	88.9%	2.4%
Other(1)	41	29	19,947	12,113	2,435,029	1,605,618	89.1%	87.0%	2.1%
Total Consolidated/Weighted Average	492	413	239,082	200,367	29,959,634	25,188,794	88.9%	89.9%	(1.0)%

Total Unconsolidated/Weighted Average(2)	176	70	102,295	38,681	12,540,361	4,865,539	89.7%	87.9%	1.8%

Total Consolidated and Unconsolidated/Weighted Average	668	483	341,377	239,048	42,499,995	30,054,333	89.1%	89.6%	(0.5)%

(1) Other states and territories in NSA's consolidated portfolio as of September 30, 2018 include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) NSA's ownership in each of its unconsolidated real estate ventures is 25%.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2018 Acquisition & Investment Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Mortgages Assumed	Other Liabilities	Total

March 31, 2018	25	12,002	1,352,592	$105,135	$22,403	$7,581	$670	$135,789
June 30, 2018	12	4,485	544,466	62,470	—	—	467	62,937
September 30, 2018	13	8,410	906,220	102,012	3,660	—	856	106,528
Total Acquisitions(3)	50	24,897	2,803,278	$269,617	$26,063	$7,581	$1,993	$305,254

Unconsolidated Real Estate Ventures (at 100%)(4)
March 31, 2018	1	481	64,745	9,394	—	—	66	9,460
September 30, 2018	105	63,457	7,729,273	1,278,312	—	—	7,028	1,285,340
Total Investments(4)	156	88,835	10,597,296	$1,557,323	$26,063	$7,581	$9,087	$1,600,054

2018 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

March 31, 2018	1	327	44,689	$2,200
June 30, 2018	1	1,152	56,000	3,300
Total Dispositions(5)	2	1,479	100,689	$5,500
Unconsolidated Real Estate Ventures (at 100%)(4)
September 30, 2018	1	777	195,400	9,250
Total 2018 Divestitures(4)	3	2,256	296,089	$14,750

(3) NSA acquired self storage properties located in Arizona, California, Florida, Georgia, Kansas, Maryland, Missouri, Nevada, North Carolina, Ohio, Oregon, Puerto Rico, Texas and Washington during 2018.

(4) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(5) NSA disposed of self storage properties located in Florida and Washington during 2018.

Supplemental Schedule 4

Debt and Equity Capitalization
As of September 30, 2018
(unaudited)

Debt Balances and Characteristics (dollars in thousands)

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	3.66%	1.60	$163,500
Term loan - Tranche A	2.91%	2.60	235,000
Term loan - Tranche B	2.94%	3.60	155,000
Term loan - Tranche C	3.71%	5.34	105,000
Term loan - Tranche D	3.79%	4.33	125,000
Term loan facility	3.03%	4.75	175,000
Fixed rate mortgages payable	4.18%	7.00	269,382
Total Principal/Weighted Average	3.47%	4.29	1,227,882
Unamortized debt issuance costs and debt premium, net			1,359
Total Debt			$1,229,241

Debt Maturities (dollars in millions)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.7x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.3x
Total Leverage Ratio	< 60.0%	41.9%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of September 30, 2018
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A perpetual preferred shares of beneficial interest	6,900,000
6.000% Series A-1 cumulative redeemable preferred units	343,719

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	56,527,697	56,527,697
Restricted common shares	27,993	27,993
Total shares outstanding	56,555,690	56,555,690
Operating partnership units	28,908,984	28,908,984
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	30,743,770	30,743,770
Long-term incentive plan units(2)	707,497	707,497
Total shares and Class A equivalents outstanding	88,006,957	88,006,957
Subordinated performance units(3)	10,709,774	14,458,195
DownREIT subordinated performance unit equivalents(3)	4,386,999	5,922,449
Total subordinated partnership units	15,096,773	20,380,644
Total common shares and units outstanding	103,103,730	108,387,601

(2) Balances exclude 224,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.35 OP units based on historical financial information for the trailing twelve months ended September 30, 2018. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2018 compared to Three Months Ended September 30, 2017

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	3Q 2018	3Q 2017	Growth	3Q 2018	3Q 2017	Growth	3Q 2018	3Q 2017	Growth	3Q 2018	3Q 2017	Growth
California	77	$18,639	$17,579	6.0%	$5,546	$5,372	3.2%	$13,093	$12,207	7.3%	70.2%	69.4%	0.8%
Oregon	55	9,557	9,580	(0.2)%	2,459	2,407	2.2%	7,098	7,173	(1.0)%	74.3%	74.9%	(0.6)%
Texas	51	6,510	6,231	4.5%	2,432	2,456	(1.0)%	4,078	3,775	8.0%	62.6%	60.6%	2.0%
Oklahoma	30	3,729	3,700	0.8%	1,246	1,217	2.4%	2,483	2,483	—	66.6%	67.1%	(0.5)%
North Carolina	28	4,076	3,925	3.8%	1,267	1,174	7.9%	2,809	2,751	2.1%	68.9%	70.1%	(1.2)%
Florida	20	5,049	4,794	5.3%	1,555	1,493	4.2%	3,494	3,301	5.8%	69.2%	68.9%	0.3%
Georgia	20	2,077	1,951	6.5%	753	715	5.3%	1,324	1,236	7.1%	63.7%	63.4%	0.3%
Arizona	15	3,093	3,010	2.8%	911	945	(3.6)%	2,182	2,065	5.7%	70.5%	68.6%	1.9%
Indiana	14	2,257	2,106	7.2%	761	761	—	1,496	1,345	11.2%	66.3%	63.9%	2.4%
Washington	13	1,870	1,817	2.9%	541	497	8.9%	1,329	1,320	0.7%	71.1%	72.6%	(1.5)%
Colorado	10	1,742	1,691	3.0%	557	587	(5.1)%	1,185	1,104	7.3%	68.0%	65.3%	2.7%
Louisiana	10	1,446	1,450	(0.3)%	527	565	(6.7)%	919	885	3.8%	63.6%	61.0%	2.6%
Other(1)	33	4,595	4,306	6.7%	1,682	1,646	2.2%	2,913	2,660	9.5%	63.4%	61.8%	1.6%
Total/Weighted Average	376	$64,640	$62,140	4.0%	$20,237	$19,835	2.0%	$44,403	$42,305	5.0%	68.7%	68.1%	0.6%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 5 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2018 compared to Three Months Ended September 30, 2017
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		3Q 2018	3Q 2017	Growth	3Q 2018	3Q 2017	Growth	3Q 2018	3Q 2017	Growth
California	46,476	5,819,826	90.4%	91.9%	(1.5)%	91.6%	91.5%	0.1%	$13.38	$12.57	6.4%
Oregon	22,480	2,835,288	86.1%	89.3%	(3.2)%	87.8%	91.2%	(3.4)%	15.04	14.61	2.9%
Texas	19,961	2,818,496	90.1%	89.5%	0.6%	91.1%	89.5%	1.6%	9.89	9.63	2.7%
Oklahoma	13,875	1,902,947	86.2%	86.2%	—	86.4%	86.7%	(0.3)%	8.81	8.73	0.9%
North Carolina	12,578	1,536,384	93.3%	91.8%	1.5%	92.8%	92.8%	—	10.97	10.53	4.2%
Florida	14,054	1,465,519	88.5%	89.9%	(1.4)%	88.7%	88.0%	0.7%	15.06	14.82	1.6%
Georgia	6,866	915,022	89.6%	93.5%	(3.9)%	90.1%	93.9%	(3.8)%	9.82	9.19	6.9%
Arizona	8,388	983,890	88.5%	90.6%	(2.1)%	90.0%	91.4%	(1.4)%	13.53	12.91	4.8%
Indiana	7,839	1,007,410	92.4%	85.0%	7.4%	92.8%	85.1%	7.7%	9.41	9.58	(1.8)%
Washington	4,462	557,471	88.0%	92.1%	(4.1)%	88.6%	92.8%	(4.2)%	14.80	13.83	7.0%
Colorado	4,640	564,831	91.4%	95.0%	(3.6)%	93.2%	96.0%	(2.8)%	12.93	12.20	6.0%
Louisiana	4,520	629,928	83.8%	84.4%	(0.6)%	84.9%	84.8%	0.1%	10.62	10.66	(0.4)%
Other(1)	13,834	1,797,257	92.7%	90.7%	2.0%	92.4%	90.8%	1.6%	10.77	10.26	5.0%
Total/Weighted Average	179,973	22,834,269	89.5%	90.2%	(0.7)%	90.3%	90.4%	(0.1)%	$12.15	$11.70	3.8%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 5 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2018 compared to Nine Months Ended September 30, 2017

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth
California	77	$54,319	$51,045	6.4%	$16,177	$15,773	2.6%	$38,142	$35,272	8.1%	70.2%	69.1%	1.1%
Oregon	55	27,717	27,463	0.9%	7,489	7,196	4.1%	20,228	20,267	(0.2)%	73.0%	73.8%	(0.8)%
Texas	51	18,855	18,263	3.2%	7,216	7,058	2.2%	11,639	11,205	3.9%	61.7%	61.4%	0.3%
Oklahoma	30	10,977	10,942	0.3%	3,654	3,633	0.6%	7,323	7,309	0.2%	66.7%	66.8%	(0.1)%
North Carolina	28	11,780	11,363	3.7%	3,636	3,480	4.5%	8,144	7,883	3.3%	69.1%	69.4%	(0.3)%
Florida	20	14,767	13,941	5.9%	4,561	4,379	4.2%	10,206	9,562	6.7%	69.1%	68.6%	0.5%
Georgia	20	5,979	5,741	4.1%	2,206	2,120	4.1%	3,773	3,621	4.2%	63.1%	63.1%	—
Arizona	15	9,008	8,792	2.5%	2,710	2,693	0.6%	6,298	6,099	3.3%	69.9%	69.4%	0.5%
Indiana	14	6,482	6,304	2.8%	2,130	2,262	(5.8)%	4,352	4,042	7.7%	67.1%	64.1%	3.0%
Washington	13	5,426	5,223	3.9%	1,628	1,477	10.2%	3,798	3,746	1.4%	70.0%	71.7%	(1.7)%
Colorado	10	4,950	4,773	3.7%	1,667	1,533	8.7%	3,283	3,240	1.3%	66.3%	67.9%	(1.6)%
Louisiana	10	4,298	4,293	0.1%	1,534	1,625	(5.6)%	2,764	2,668	3.6%	64.3%	62.1%	2.2%
Other(1)	33	13,302	12,575	5.8%	5,105	4,863	5.0%	8,197	7,712	6.3%	61.6%	61.3%	0.3%
Total/Weighted Average	376	$187,860	$180,718	4.0%	$59,713	$58,092	2.8%	$128,147	$122,626	4.5%	68.2%	67.9%	0.3%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 5 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2018 compared to Nine Months Ended September 30, 2017
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth
California	46,476	5,819,826	90.4%	91.9%	(1.5)%	91.4%	91.1%	0.3%	$13.01	$12.21	6.6%
Oregon	22,480	2,835,288	86.1%	89.3%	(3.2)%	86.9%	90.0%	(3.1)%	14.73	14.16	4.0%
Texas	19,961	2,818,496	90.1%	89.5%	0.6%	89.9%	88.4%	1.5%	9.66	9.52	1.5%
Oklahoma	13,875	1,902,947	86.2%	86.2%	—	84.9%	85.7%	(0.8)%	8.80	8.70	1.1%
North Carolina	12,578	1,536,384	93.3%	91.8%	1.5%	90.9%	91.0%	(0.1)%	10.78	10.37	4.0%
Florida	14,054	1,465,519	88.5%	89.9%	(1.4)%	88.4%	86.9%	1.5%	14.93	14.62	2.1%
Georgia	6,866	915,022	89.6%	93.5%	(3.9)%	89.5%	93.3%	(3.8)%	9.56	9.03	5.9%
Arizona	8,388	983,890	88.5%	90.6%	(2.1)%	88.9%	90.2%	(1.3)%	13.29	12.71	4.6%
Indiana	7,839	1,007,410	92.4%	85.0%	7.4%	88.7%	84.2%	4.5%	9.42	9.66	(2.5)%
Washington	4,462	557,471	88.0%	92.1%	(4.1)%	88.2%	91.2%	(3.0)%	14.43	13.51	6.8%
Colorado	4,640	564,831	91.4%	95.0%	(3.6)%	91.3%	93.1%	(1.8)%	12.49	11.83	5.6%
Louisiana	4,520	629,928	83.8%	84.4%	(0.6)%	84.4%	84.7%	(0.3)%	10.58	10.63	(0.5)%
Other(1)	13,834	1,797,257	92.7%	90.7%	2.0%	91.0%	90.0%	1.0%	10.57	10.10	4.7%
Total/Weighted Average	179,973	22,834,269	89.5%	90.2%	(0.7)%	89.3%	89.4%	(0.1)%	$11.91	$11.47	3.8%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 6

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Rental revenue
Same store portfolio	$62,585	$60,117	$181,803	$174,881
Non-same store portfolio	16,962	4,598	44,774	7,832
Total rental revenue	79,547	64,715	226,577	182,713

Other property-related revenue
Same store portfolio	2,055	2,023	6,057	5,837
Non-same store portfolio	632	122	1,500	234
Total other property-related revenue	2,687	2,145	7,557	6,071

Property operating expenses
Same store portfolio	20,237	19,835	59,713	58,092
Non-same store portfolio	6,315	1,783	17,249	3,078
Total property operating expenses	26,552	21,618	76,962	61,170

Net operating income
Same store properties	44,403	42,305	128,147	122,626
Non-same store properties	11,279	2,937	29,025	4,988
Total net operating income	55,682	45,242	157,172	127,614

Management fees and other revenue	3,148	1,998	7,464	5,978
General and administrative expenses	(8,848)	(7,480)	(25,614)	(22,066)
Depreciation and amortization	(22,469)	(18,463)	(66,226)	(54,946)
Income from operations	27,513	21,297	72,796	56,580

Other (expense) income
Interest expense	(10,656)	(9,157)	(30,763)	(24,788)
Equity in earnings (losses) of unconsolidated real estate ventures	242	(710)	290	(2,260)
Acquisition costs	(141)	(139)	(471)	(450)
Non-operating income (expense)	153	(9)	69	(75)
Gain on sale of self storage properties	—	106	391	5,743
Other expense	(10,402)	(9,909)	(30,484)	(21,830)
Income before income taxes	17,111	11,388	42,312	34,750
Income tax expense	(282)	(162)	(469)	(767)
Net income	$16,829	$11,226	$41,843	$33,983

Supplemental Schedule 7

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$12.15	$11.70	$11.91	$11.47
Total consolidated portfolio	$12.04	$11.61	$11.90	$11.46

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$1,595	$778	$4,030	$2,589
Revenue enhancing capital expenditures	474	957	3,149	1,271
Acquisitions capital expenditures	2,762	1,423	7,511	6,149
Total Consolidated Portfolio Capital Expenditures	$4,831	$3,158	$14,690	$10,009

Property Operating Expenses Detail

Store payroll and related costs	$7,347	$6,132	$21,873	$17,840
Property tax expense	6,532	5,209	18,943	14,725
Other property operating expenses	12,673	10,277	36,146	28,605
Property operating expenses on the Company's statements of operations	$26,552	$21,618	$76,962	$61,170

General and Administrative Expenses Detail

Supervisory and administrative expenses	$4,335	$3,714	$12,577	$10,550
Equity-based compensation expense	1,022	921	2,808	2,844
Other general and administrative expenses	3,491	2,845	10,229	8,672
General and administrative expenses on the Company's statements of operations	$8,848	$7,480	$25,614	$22,066

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, a captive insurance company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. Substantially all of the 2018 Joint Venture properties are operated by NSA's management platform under NSA's iStorage brand.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per the Company's statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The April 2002 National Policy Bulletin of Nareit, which the Company refers to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NSA includes amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because the Company believes the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $8.4 million of fair value of debt adjustments and $7.1 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

•
NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

•
NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of September 30, 2018, the Company had eight PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away and Personal Mini.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.